                                                                     EXHIBIT 3.1



     For Ministry Use Only                        Ontario Corporation Number
A l'usage exclusif du ministere               Numero de la compagnie en Ontario

[LOGO]  Ministry of        Minstere de                        937896
        Consumer and
        Commercial         la Consommation
Ontario Relations          et du Commerce
CORRECTED CERTIFICATE      CERTIFICAT RECTIFIE
This is a corrected        Le present certificat est
certificate endorsed       rectifie et signe con-
pursuant to Section 273    formement a l'article 273
of the Business            de la loi de 1982
Corporations Act, 1982     sur les compagnies.
and effective on           Il entre en vigueur le

            April 15 Avril 1991

           /s/
       Director                   Le Directeur
   Companies Branch         Direction des compagnies



                                          Trans     Line                   Comp      Method
                                          Code      No.        Stat.       Type      Incorp.   Share

                                            A        O          O            A          3        S

                                            18       20         28           29        30        31

                                          Notice
                                          Req'd             Jurisdiction

                                           N           ONTARIO                                    A

                                           32          33                       47                57
___________________________________________________________________________________________________________________________________

                            ARTICLES OF AMALGAMATION
                               STATUTS DE FUSION

Form 4
Business       1.   The name of the amalgamated corporation is:            Denomination sociale de la compagnie issue de la fusion:
Corporations
Act, 1982                                                 LINCOLN  WASTE  MANAGEMENT  INC.
                    _______________________________________________________________________________________________________________

Formule             _______________________________________________________________________________________________________________
numero 4
Loi de 1982         _______________________________________________________________________________________________________________
sur les
compagnies          _______________________________________________________________________________________________________________

               2.   The address of the registered office is:               Adresse du siege social:

                    Suite 1910, 7 King Street East
               ____________________________________________________________________________________________________________________
                                   (Street & Number or R.R. Number & if Multi-Office Building give Room No.)
                         (Rue et numero, ou numero de la R.R. et s'il s'agit d'un edifice a bureaux, numero du bureau)

                    Toronto, Ontario                                                                                  M 5 C  1 A 2
               ____________________________________________________________________________________________________________________
                   (Name of Municipality or Post Office)                                                              (Postal Code)
               (Nom de la municipalite ou du bureau de poste)                                                         (Code Postal)

               City of Toronto                                             Municipality of Metropolitan Toronto
               _______________________________________________   in the    ________________________________________________________
                (Name of Municipality, Geographical Township)  dans le/la        (County, District, Regional Municipality)
                    (Nom de la municipalite, du canton)                          (Comte, district, municipalite regionale)

               3.   Number (or minimum and maximum number)                 Nombre (ou nombres minimal et maximal)
                    of directors is:                                       d'administrateurs:

                    Minimum of three (3), Maximum of twelve (12).

               4.   The director(s) is/are:                      Administrateur(s):

                    First name, initials and surname             Resident address, giving Street & No. or               Resident
                    Prenom, initiales et nom de famille          R.R. No., Municipality and Postal Code                 Canadian
                                                                 Adresse personnelle, y compris la rue et le            State
                                                                 numero, le numero de la R.R. ou le nom de la           Yes or No
                                                                 municipalite et le code postal                         Resident
                                                                                                                        Canadian
                                                                                                                        Oui/Non
               ____________________________________________________________________________________________________________________

                    Kenneth Fowler                               364 Martindale Road                                    Yes
                                                                 St. Catharines, Ontario L2R 6P9

                    Jack Kiervin                                 216 Dunwoody Drive                                     Yes
                                                                 Oakville, Ontario L6J 4G6

                    Roy Cairns                                   25-5 Carn Castle Gate                                  Yes
                                                                 St. Catharines, Ontario L2N 5V4

                    Howard Beck                                  3 Ormsby Crescent                                      Yes
                                                                 Toronto, Ontario M5P 2V2

               4.   The director(s) is/are:                      Administrateur(s):

                    First name, initials and surname             Resident address, giving Street & No. or               Resident
                    Prenom, initiales et nom de famille          R.R. No., Municipality and Postal Code                 Canadian
                                                                 Adresse personnelle, y compris la rue et le            State
                                                                 numero, le numero de la R.R. ou le nom de la           Yes or No
                                                                 municipalite et le code postal                         Resident
                                                                                                                        Canadian
                                                                                                                        Oui/Non
               ____________________________________________________________________________________________________________________
                    Allen Fracassi                               80 Mountain Brow                                       Yes
                                                                 Hamilton, Ontario L8T 1A4

                    Philip Fracassi                              149 Hanover Place                                      Yes
                                                                 Hamilton, Ontario L8K 6B4

                    Derek Rolfe                                  151 Silverbirch Avenues                                Yes
                                                                 Toronto, Ontario M4E 3L3

                    William G. Townsend                          R.R. #5                                                Yes
                                                                 Milton, Ontario L9T 2X9


     5.   A)   The amalgamation agreement has been duly                    A)   Les actionnaires de chaque compagnie
               adopted by the shareholders of each of the                       qui fusionne ont dument adopte la
               amalgamating corporations as required by          [   ]          convention de fusion conformement
               subsection 175(4) of the Business                                au paragraphe 175(4) de la Loi sur
               Corporations Act on the date set out below.                      les compagnies a la date mentionnee
                                                                                ci-dessous.



                                                           Check          Cocher
                                                           A or B         A ou B


          B)   The amalgamation has been approved by the          [ X ]    B)   Les administrateurs de chaque compagnie qui
               directors of each amalgamating corporation                       fusionne ont approuve la fusion par voie de
               by a resolution as required by section 176                       resolution conformement a l'article 176 de
               of the Business Corporations Act on the date                     la Loi sur les compagnies a la date mentionnee
               set out below.                                                   ci-dessous. Les statuts de fusion reprennent
                                                                                essentiellement les dispositions des statuts
               The articles of amalgamation in substance                        constitutifs de
               contain the provisions of the articles of
               incorporation of


               LINCOLN WASTE MANAGEMENT INC.
          ________________________________________________________________________________________________________________________

          and are more particularly set out in these articles.              et sont enonces textuellement aux presents statuts.

          Names of amalgamating                Ontario Corporation Number                 Date of Adoption/Approval
          corporations                         Numero de la compagnie en Ontario          Date d'adoption ou d'approbation
          Denomination sociale des
          compagnies qui fusionnent
          _________________________________________________________________________________________________________________________

          Lincoln Waste
            Management Inc.                   907720                                      March 27, 1991

          603296 Ontario Inc.                 603296                                      March 28, 1991


6.   Restrictions, if any,              Limites, s'il y a lieu,
     on business the                    imposees aux activites
     corporation may carry              commerciales ou aux
     on or on powers the                pouvoirs de la compagnie.
     corporation exercise.

          No restrictions.

7.   The classes and any maximum        Categories et nombre
     number of shares that the          maximal, s'il y a lieu,
     corporation is authorized          d'actions que la compagnie
     to issue.                          est autorisee a emettre:

          An unlimited number of common shares and an unlimited number of special shares.

8.   Rights, privileges,                Droits, privileges,
     restrictions and conditions        restrictions et conditions,
     (if any) attaching to each         s'il y a lieu, rattaches a
     class of shares and                chaque categorie d'actions
     directors authority with           et pouvoirs des
     respect to any class of            administrateurs relatifs a
     shares which is to be issued       chaque categorie d'actions
     in series:                         qui peut etre emise en serie:

          The special shares and the common shares of the Corporation shall have attached thereto the respective rights, privileges, restrictions and conditions hereinafter set forth, that is to say:

          (a) The holders of the special shares shall not, as such, be entitled to receive notice of or to attend at any meetings of the shareholders of the Corporation and shall not be entitled to vote at any such meetings (except where the holders of a specified class of shares are entitled to vote separately as a class as provided in the Business Corporations Act, 1982 (Ontario) (the "Act")). Notwithstanding the aforesaid restrictions, conditions or prohibitions on the right to vote, the holders of the special shares are entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all the property of the Corporation other than in the ordinary course of business of the Corporation under subsection 183(3) of the Act, as such subsection may be amended from time to time.

          (b) The holders of the special shares shall in each fiscal year of the Corporation in the discretion of the directors, but always in preference and priority to any payment of dividends on the common shares for such fiscal year, be entitled to non-cumulative dividends in the amount of 8% per annum of the redemption price; if in any fiscal year, after providing for the full dividend on the special shares, there shall remain any profits or surplus available for dividends, such profits or surplus, or any part thereof, may, in the discretion of the directors, be applied to dividends on the common shares; the holders of the special shares shall not be entitled to any dividends other than or in excess of the non-cumulative dividends in the amount hereinbefore provided for.

          (c) The Corporation may, at its option, redeem all or from time to time any part of the outstanding special shares on payment to the holders thereof, for each share to be redeemed, of the sum of $1.00 per share, together with all dividends declared thereon and unpaid. Before redeeming any special shares the Corporation shall mail to each person who, at the date of such mailing, is a registered holder of shares to be redeemed, notice of the intention of the Corporation to redeem such shares held by such registered holder; such notice shall be mailed by ordinary prepaid post addressed to the last address of such holder as it appears on the records of the Corporation or, in the event of the address of any such holder not appearing on the records of the Corporation, then to the last known address of such holder, at least 30 days before the date specified for redemption; such notice shall set out the date on which redemption is to take place and, if part only of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed; on or after the date so specified for redemption the Corporation shall pay or cause to be paid the redemption price to the registered holders of the shares to be redeemed, on presentation and surrender of the certificates for the shares so called for redemption at such place or places as may be specified in such notice, and the certificates for such shares shall thereupon be cancelled, and the shares represented thereby shall thereupon be redeemed. In case a part only of the outstanding special shares is at any time to be redeemed, the shares to be redeemed shall be selected, at the option of the directors, either by lot in such manner as the directors in their sole discretion shall determine or as nearly as may be pro rata (disregarding fractions) according to the number of special shares held by each holder. In case a part only of the special shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date specified for redemption in such notice, the holders of the shares called for redemption shall cease to be entitled to dividends and shall not be entitled to any rights in respect thereof, except to receive the redemption price, unless payment of the redemption price shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unimpaired. On or before the date specified for redemption the Corporation shall have the right to deposit the redemption price of the shares called for redemption in a special account with any chartered bank or trust company in Canada named in the notice of redemption, such redemption price to be paid to or to the order of the respective holders of such shares called for redemption upon presentation and surrender of the certificates representing the same and, upon such deposit being made, the shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the several holders thereof, after such deposit, shall be limited to receiving, out of the moneys so deposited, without interest, the redemption price applicable to their respective shares against presentation and surrender of the certificates representing such shares.

          (d) (i) Subject to paragraph 8(d)(ii) below, a holder of special shares shall be entitled to require the Corporation to redeem at any time and from time to time after the date of issue of any special shares, upon giving notice as hereinafter provided, all or any number of the special shares registered in the name of such holder on the books of the

                    Corporation at a redemption price per share of $1.00 together with all dividends declared thereon and unpaid. A holder of special shares exercising his option to have the Corporation redeem, shall give notice to the Corporation, which notice shall set out the date on which the Corporation is to redeem, which date shall not be less than 10 days nor more than 30 days from the date of mailing of the notice, and if the holder desires to have less than all of the special shares registered in his name redeemed by the Corporation, the number of the holder's shares to be redeemed. The date on which the redemption at the option of the holder is to occur is hereafter referred to as the "option redemption date". The holder of any special shares may, with the consent of the Corporation, revoke such notice prior to the option redemption date. Upon delivery to the Corporation of a share certificate or certificates representing the special shares which the holder desires to have the Corporation redeem, the Corporation shall, on the option redemption date, redeem such special shares by paying to the holder the redemption price therefor. Upon payment of the redemption price of the special shares to be redeemed by the Corporation, the holders thereof shall cease to be entitled to dividends or to exercise any rights of holders in respect thereof.

               (ii) If the redemption by the Corporation on any option
                    redemption date of all of the special shares to be redeemed on such date would be contrary to any provisions of the Act or any other applicable law, the Corporation shall be obligated to redeem only the maximum number of special shares which the Corporation determines it is then permitted to redeem, such redemptions to be made pro rata (disregarding fractions of shares) according to the number of special shares required by each such holder to be redeemed by the Corporation and the Corporation shall issue new certificates representing the special shares not redeemed by the Corporation; the Corporation shall, before redeeming any other special shares, redeem in the manner contemplated by paragraph 8(c) on the 1st day of each month thereafter the maximum number of such special shares as would not then be contrary to any provisions of the Act or any other applicable law, until all of such shares have been redeemed, provided that the Corporation shall be under no obligation to give any notice to the holders of the special shares in respect of such redemption or redemptions as provided for in paragraph 8(c).

          (e) The Corporation may purchase for cancellation the whole or any part of the special shares at the lowest price at which, in the opinion of the directors, such shares are obtainable, but not exceeding the sum of $1.00 per share, together with all dividends declared thereon and unpaid.

          (f) In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the special shares shall be entitled to receive, before any distribution of any part of the assets of the Corporation among the holders of any other shares, for each special share, an amount of $1.00 per share and any dividends declared thereon and unpaid and no more.

          (g) The holders of the common shares shall be entitled to receive notice of and to attend and vote at all meetings of the shareholders of the Corporation (except where the holders of a specified class are entitled to vote separately as a class as provided in the Act) and each common share shall confer the right to 1 vote in person or by proxy at all meetings of shareholders of the Corporation.

          (h) Subject to the prior rights of the holders of the special shares, in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the common shares shall be entitled to receive the remaining property of the Corporation.

9.   The issue, transfer or             L'emission, le transfert ou
     ownership of shares is/is          la propriete d'actions est/
     not restricted and the             n'est pas restreinte. Les
     restrictions (if any) are          restrictions, s'il y a lieu,
     as follows:                        sont les suivantes:

          No restrictions.


10.  Other provisions, (if any):        Autres dispositions, s'il
                                        y a lieu.

     (a) Without in any way limiting the powers conferred upon the Corporation and its directors by the Business Corporations Act, 1982 (Ontario), or any successor statute, the board of directors may from time to time, in such amounts and on such terms as it deems expedient charge, mortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertaking, to secure any debt obligations or any money borrowed, or other debt or liability of the Corporation.

          The board of directors may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the board all or any of the powers conferred on the board above to such extent and in such manner as the board shall determine at the time of each such delegation.

11.  The statements required by         Les declarations exigees aux
     subsection 177(2) of the           termes du paragraphe 177(2)
     Business Corporations Act          de la Loi sur les compagnies
     are attached as Schedule "A".      constituent l'annexe "A".

12.  A copy of the amalgamation         Une copie de la convention
     agreement or directors             de fusion ou les resolutions
     resolutions (as the case may       des administrateurs (selon
     be) is/are attached as             le cas) constitute(nt)
     Schedule "B".                      l'annexe "B".

These articles are signed in            Les presents statuts sont
duplicate.                              signes en double exemplaire.






______________________________________________________________________
Names of the amalgamating               Denomination sociale des
corporations and signatures             compagnies qui fusionnent,
and descriptions of office of           signature et fonction de
their proper officers.                  leurs dirigeants regulierement
                                        designes.



                                        LINCOLN WASTE
                                        MANAGEMENT INC.



                                        Per: /s/ ALLEN FRACASSI
                                             __________________________
                                             Allen Fracassi
                                             President


                                        Per: /s/ R. JON WILLIAMS
                                             __________________________
                                             R. Jon Williams
                                             Secretary-Treasurer




                                        603296 ONTARIO INC.


                                        Per: /s/ R. JON WILLIAMS
                                             __________________________
                                             R. Jon Williams
                                             President

                                  SCHEDULE "A"

                        STATEMENT OF DIRECTOR OR OFFICER
                        PURSUANT TO SUBSECTION 177(2) OF
                 THE BUSINESS CORPORATIONS ACT, 1982 (ONTARIO)

     I, R. Jon Williams, of the City of Toronto, in the Province of Ontario, hereby certify and state as follows:

1. This Statement is made pursuant to subsection 177(2) of the Business Corporations Act, 1982 (Ontario) (the "Act");

2. I am the Secretary-Treasurer and a director of Lincoln Waste Management Inc. and as such have knowledge of its affairs.

3. I am the Secretary and a director of 603296 Ontario Inc. and as such have knowledge of its affairs.

4. I have conducted such examinations of the books and records of Lincoln Waste Management Inc. and 603296 Ontario Inc. (the "Amalgamating Corporations") as are necessary to enable me to make the statements hereinafter set forth.

5.   There are reasonable grounds for believing that:

     (a) each of the Amalgamating Corporations is and Lincoln Waste Management Inc., the corporation continuing from the amalgamation of the Amalgamating Corporations (the "Corporation"), will be able to pay its liabilities as they become due, and

     (b) the realizable value of the Corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes.

6. There are reasonable grounds for believing that no creditor of either of the Amalgamating Corporations will be prejudiced by the amalgamation.

7. Based on the statements made above, neither of the Amalgamating Corporations is obligated to give notice to any creditor.

     DATED at Toronto, this 12th day of April, 1991.


                                                  /s/ R. JON WILLIAMS
                                                  _____________________
                                                  R. Jon Williams
                                                  Secretary-Treasurer

                                  SCHEDULE "B"

                         LINCOLN WASTE MANAGEMENT INC.
                              (the "Corporation")

     "WHEREAS the Corporation has decided to amalgamate with its wholly-owned subsidiary, 603296 Ontario Inc., pursuant to subsection 176(1) of the Business Corporations Act, 1982 (Ontario):

NOW THEREFORE BE IT RESOLVED THAT:

1. The amalgamation of the Corporation and 603296 Ontario Inc. under the Business Corporations Act, 1982 (Ontario) pursuant to subsection 176(1) thereof, be and the same is hereby approved;

2. Upon the endorsement of a Certificate of Amalgamation pursuant to subsection 177(4) of the Business Corporations Act, 1982 (Ontario), none of the shares of the capital of the Corporation shall be cancelled in connection with the amalgamation;

3. The articles of amalgamation of the amalgamated corporation shall be the same as the articles of incorporation, as amended, of the Corporation;

4. No securities shall be issued and no assets shall be distributed by the amalgamated corporation in connection with the amalgamation; and

5. Any officer or director of the Corporation be and is hereby authorized to do all things and execute all instruments and documents necessary or desirable to carry out and give effect to the foregoing."

CERTIFIED to be a true and accurate copy of a resolution of the directors of the Corporation, passed by or consented to in accordance with the provisions of the Business Corporations Act, 1982 (Ontario), on the 27th day of March, 1991, which resolution is still in full force and effect unamended, as of the date hereof.

     DATED this 12th day of April, 1991.


                                           /s/ R. JON WILLIAMS
                                           _________________________________c/s
                                           R. Jon Williams
                                           Secretary

                                  SCHEDULE "B"

                              603296 ONTARIO INC.
                              (the "Corporation")

     "WHEREAS the Corporation is a wholly-owned subsidiary of and has agreed to amalgamate with Lincoln Waste Management Inc. pursuant to subsection 176(1) of the Business Corporations Act, 1982 (Ontario);

NOW THEREFORE BE IT RESOLVED THAT:

1. The amalgamation of the Corporation and Lincoln Waste Management Inc. under the Business Corporations Act, 1982 (Ontario) pursuant to subsection 176(1) thereof, be and the same is hereby approved;

2. Subject to the endorsement of a Certificate of Amalgamation pursuant to subsection 177(4) of the Business Corporations Act, 1982 (Ontario), and without affecting the validity of the incorporation and existence of the Corporation under its articles of incorporation and of any act thereunder, all shares of the capital of the Corporation, including all shares which have been issued and are outstanding at the date hereof, be and the same are hereby cancelled without any repayment of capital in respect thereof;

3. The articles of amalgamation of the amalgamated corporation shall be the same as the articles of incorporation, as amended, of Lincoln Waste Management Inc.;

4. No securities shall be issued and no assets shall be distributed by the amalgamated corporation in connection with the amalgamation; and

5. Any officer or director of the Corporation is hereby authorized to do all things and execute all instruments and documents necessary or desirable to carry out and give effect to the foregoing."

CERTIFIED to be a true and accurate copy of a resolution of the directors of the Corporation, passed by or consented to in accordance with the provisions of the Business Corporations Act, 1982 (Ontario), on the 28th day of March, 1991, which resolution is still in full force and effect unamended, as of the date hereof.

     DATED this 12th day of April, 1991.



                                                       /s/ R. JON WILLIAMS
                                                       _____________________c/s
                                                       R. Jon Williams
                                                       Secretary